Exhibit 99.2
Table of Contents

Unaudited Pro Forma Condensed Combined Financial Information of Chiron Real Estate Inc.	2

Pro Forma Condensed Combined Financial Statements
Pro Forma Condensed Combined Balance Sheet as of June 30, 2026	4
Notes to Pro Forma Condensed Combined Balance Sheet	5
Pro Forma Condensed Combined Statement of Operations for the six months ended June 30, 2026	6
Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2025	7
Notes to Pro Forma Condensed Combined Statement of Operations	8

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION OF CHIRON REAL ESTATE INC.

On June 1, 2026, Chiron Real Estate Inc. (the “Company”) acquired two senior housing communities located in Alexandria, Virginia: The Landing Alexandria (“The Landing”) and The Riviera Alexandria (“The Riviera”). The Company acquired The Landing from Silverstone Alexandria Owner, LLC for a purchase price of $130.0 million and The Riviera from Silverstone Alexandria II Owner, LLC for a purchase price of $118.9 million. The Landing consists of 163 homes offering independent living, assisted living and memory care services, and The Riviera consists of 129 homes offering independent living services. The acquisitions of The Landing and The Riviera were previously reported in the Company's Current Report on Form 8-K/A filed with the U.S. Securities and Exchange Commission (“SEC”) on August 17, 2026. The annual and interim historical financial statements of The Landing and the statement of assets acquired and liabilities assumed of The Riviera included in that filing are incorporated herein by reference.

On October 1, 2026, the Company acquired a senior housing community located in North Bethesda, Maryland (“The Pinnacle” and, together with The Landing and The Riviera, the “Communities”) from Silverstone Bethesda Owner, LLC for a purchase price of $173.2 million. The Pinnacle consists of 175 homes offering independent living, assisted living and memory care services.

The historical financial information of The Landing was derived from (i) the audited financial statements as of and for the year ended December 31, 2025 and the unaudited interim financial statements for the three months ended March 31, 2026, incorporated herein by reference from Exhibit 99.1 of the Company's Current Report on Form 8-K/A filed with the SEC on August 17, 2026, and (ii) unaudited financial information of The Landing for the period from April 1, 2026 through May 31, 2026. The historical financial information of The Riviera was derived from the statement of assets acquired and liabilities assumed of The Riviera as of June 1, 2026, incorporated herein by reference from Exhibit 99.2 of the Company's Current Report on Form 8-K/A filed with the SEC on August 17, 2026. The historical financial information of The Pinnacle was derived from the statement of assets acquired and liabilities assumed of The Pinnacle as of October 1, 2026, included as Exhibit 99.1 to this Current Report on Form 8-K/A.

Each of the acquisitions was funded using borrowings under the Company's unsecured revolving credit facility. The acquisitions of The Landing and The Riviera and their related borrowings are reflected in the Company's historical consolidated balance sheet as of June 30, 2026. The acquisition of The Pinnacle was funded through incremental borrowings of $178.1 million drawn under the unsecured revolving credit facility, which are reflected as a pro forma adjustment to the unaudited pro forma condensed combined balance sheet as if the borrowings had been outstanding as of June 30, 2026.

The Company operates the Communities as senior housing operating property (“SHOP”) assets, and a taxable REIT subsidiary of the Company entered into a management agreement with an affiliate of Greystone Communities (“Greystone”), a third-party operator, to manage the day-to-day operations of the Communities.

The accompanying unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma condensed combined balance sheet as of June 30, 2026 gives effect to the acquisition of The Pinnacle as if it had occurred on June 30, 2026. Because the acquisitions of The Landing and The Riviera were completed on June 1, 2026, those acquisitions are already reflected in Chiron’s historical consolidated balance sheet as of June 30, 2026 and, accordingly, no separate pro forma balance sheet adjustments are presented for those acquisitions. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2026 and the year ended December 31, 2025 reflect only The Landing's historical results, giving effect to the acquisition of The Landing as if it had occurred on January 1, 2025, the beginning of the earliest period presented. Based upon relief granted by the SEC under Rule 3-13 of Regulation S-X, the Company was permitted to substitute a statement of assets acquired and liabilities assumed in lieu of full historical financial statements for each of The Riviera and The Pinnacle, and accordingly, the SEC did not require the Company to provide historical Statements of Operations for The Riviera or The Pinnacle. Therefore, the results of operations of The Riviera and The Pinnacle are excluded from the unaudited pro forma condensed combined statements of operations.

The unaudited pro forma condensed combined financial information has been prepared by the Company in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”), and reflects estimates and assumptions deemed appropriate by the Company’s management to give effect to the acquisition of the Communities. The Company determined that the acquired assets and assumed liabilities did not meet the definition of a business under U.S. GAAP and, accordingly, accounted for the acquisitions as asset acquisitions in accordance with ASC Topic 805-50 “Acquisition of Assets Rather Than a Business.” Under this model, the total cost of each acquisition, including capitalized transaction costs, was allocated to the identifiable assets acquired and liabilities assumed based on their relative fair values as of the respective acquisition dates. The unaudited pro forma condensed combined financial information includes adjustments that reflect the accounting for the acquisitions of the Communities in accordance with U.S. GAAP. Refer to the notes to the unaudited pro forma financial information for additional information regarding the basis of presentation and pro forma adjustments.

The unaudited pro forma condensed combined financial information is based on available information and assumptions that management believes are reasonable and factually supportable. The unaudited pro forma condensed combined financial information does not purport to represent what the Company's actual financial position or results of operations would have been had the acquisitions occurred on the dates indicated, nor is it intended to be indicative of the Company's future financial position or results of operations.

The unaudited pro forma condensed combined financial information and the accompanying notes should be read in conjunction with the following:

•The Company's Annual Report on Form 10-K for the year ended December 31, 2025;
•The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2026;
•The Company's Current Report on Form 8-K filed with the SEC on May 6, 2026;
•The Company's Current Report on Form 8-K filed with the SEC on June 2, 2026, and as amended on August 17, 2026;
•The Company's Current Report on Form 8-K filed with the SEC on October 5, 2026; and
•The statement of assets acquired and liabilities assumed of The Pinnacle included as Exhibit 99.1 to this Current Report on Form 8-K/A.

CHIRON REAL ESTATE INC.
Unaudited Pro Forma Condensed Combined Balance Sheet
As of June 30, 2026
(Unaudited and in thousands, except par values)

	Chiron Real Estate Inc. (1)	The Pinnacle (2)		Transaction Accounting Adjustments		Debt Financing		Pro Forma Chiron Real Estate Inc.
Assets
Investment in real estate:
Land	$184,445	$11,822	(3)	$—		$—		$196,267
Building	1,140,464	161,227	(3)	—		—		1,301,691
Furniture, fixtures and equipment	5,936	4,228	(3)	—		—		10,164
Site improvements	24,667	328	(3)	—		—		24,995
Tenant improvements	69,680	—	(3)	—		—		69,680
Acquired lease intangible assets	140,461	605	(3)	—		—		141,066
	1,565,653	178,210		—		—		1,743,863
Less: accumulated depreciation and amortization	(315,923)	—		—		—		(315,923)
Investment in real estate, net	1,249,730	178,210		—		—		1,427,940
Cash and cash equivalents	10,658	—		(178,072)	(4)	178,072	(4)	10,658
Restricted cash	2,263	—		—		—		2,263
Real estate loans receivable, net	3,024	—		—		—		3,024
Tenant receivables, net	6,787	—		—		—		6,787
Due from related parties	728	—		—		—		728
Escrow deposits	2,300	—		—		—		2,300
Deferred assets	22,041	—		—		—		22,041
Derivative assets	10,898	—		—		—		10,898
Goodwill	5,903	—		—		—		5,903
Investment in unconsolidated joint ventures	32,591	—		—		—		32,591
Other assets	24,855	404		—		—		25,259
Total assets	$1,371,778	$178,614		$(178,072)		$178,072		$1,550,392

Liabilities and Equity
Liabilities:
Credit Facility, net of unamortized debt issuance costs of $8,979 at June 30, 2026	$632,021	$—		$—		$178,072	(5)	$810,093
Notes payable, net of unamortized debt issuance costs of $0 at June 30, 2026	1,096	—		—		—		1,096
Accounts payable and accrued expenses	20,970	—		—		—		20,970
Dividends payable	8,906	—		—		—		8,906
Security deposits	3,287	—		—		—		3,287
Other liabilities	17,617	542		—		—		18,159
Acquired lease intangible liability, net	3,816	—		—		—		3,816
Total liabilities	687,713	542		—		178,072		866,327
Commitments and Contingencies
Equity:
Preferred stock, $0.001 par value, 10,000 shares authorized; 6,155 shares issued and outstanding at June 30, 2026 (liquidation preference of $228,875)	220,225	—		—		—		220,225
Common stock, $0.001 par value, 100,000 shares authorized; 13,235 shares issued and outstanding at June 30, 2026	13	—		—		—		13
Additional paid-in capital	729,514	—		—		—		729,514
Accumulated deficit	(303,703)	—		690	(6)	—		(303,013)
Accumulated other comprehensive income	10,898	—		—		—		10,898
Net assets acquired	—	178,072		(178,072)		—		—
Total Chiron Real Estate Inc. stockholders' equity	656,947	178,072		(177,382)		—		657,637
Noncontrolling interest	27,118	—		(690)	(6)	—		26,428
Total equity	684,065	178,072		(178,072)		—		684,065
Total liabilities and equity	$1,371,778	$178,614		$(178,072)		$178,072		$1,550,392

Notes and Management Assumptions:

(1)Chiron’s unaudited historical consolidated balance sheet as of June 30, 2026 as derived from the Company’s Quarterly Report on Form 10-Q for the three and six months ended June 30, 2026 filed with the SEC on August 10, 2026.

(2)Represents the statement of assets acquired and liabilities assumed of The Pinnacle as of October 1, 2026, as included elsewhere in this Current Report on Form 8-K/A.

(3)The allocation of the purchase price for The Pinnacle is based on the estimated fair value of the assets acquired which are presented on the face of the pro forma balance sheet. The total consideration of $178.1 million was paid in cash to complete the transaction. This includes an estimated $5.0 million of capitalized costs. These assets are expected to be depreciated or amortized based on the useful lives disclosed below.

The purchase price allocation includes significant depreciable and amortizable assets, including building, site improvements, furniture, fixtures and equipment, and acquired lease intangible assets. Depreciation and amortization of these assets reflected in the unaudited pro forma condensed combined statements of operations was calculated on a straight-line basis over the estimated useful lives or amortization periods assigned to the respective assets. The following table shows the expected useful lives of significant assets acquired:

Estimated Useful Life
Asset Category	The Pinnacle
Land	N/A
Building	60 years
Furniture, fixtures and equipment	10 years
Site improvements	23 years
Acquired lease intangibles	2 years

The pro forma Transaction Accounting Adjustments column reflects the cash payment of $178,072 as total consideration for the acquisition of The Pinnacle, offset by the elimination of The Pinnacle's net assets of $178,072.

(4)These amounts represent the following adjustments:

a.Payment of $178,072 in cash as consideration for the acquisition of The Pinnacle.

b.Receipt of $178,072 in cash proceeds from borrowings under the Company's unsecured revolving credit facility used to fund the acquisition of The Pinnacle.

(5)Represents incremental borrowings of $178,072 under the Company's unsecured revolving credit facility used to fund the acquisition of The Pinnacle.

(6)Represents the pro forma portion of net loss attributable to noncontrolling interests.

CHIRON REAL ESTATE INC.
Unaudited Pro Forma Condensed Combined Statement of Operations
For the six months ended June 30, 2026
(unaudited and in thousands, except per share amounts)

	Chiron Real Estate Inc. (A)	The Landing (B)	Transaction Accounting Adjustments		Chiron Real Estate Inc. Pro Forma
Revenue
Rental revenue	$75,081	$—	$—		$75,081
Resident fees and services	1,841	8,497	—		10,338
Other income	889	—	—		889
Total revenue	77,811	8,497	—		86,308

Expenses
General and administrative	10,310	354	—		10,664
Operating expenses	19,284	5,616	31	(C)	24,931
Depreciation expense	22,530	1,415	2,502	(D)	26,447
Amortization expense	7,573	―	—		7,573
Interest expense	16,039	1,399	5,059	(E)	22,497
Total expenses	75,736	8,784	7,592		92,112

Income before other income (expense)	2,075	(287)	(7,592)		(5,804)
Income tax expense	—	—	(115)	(F)	(115)
Gain on sale of investment properties	71,881	—	—		71,881
Equity loss from unconsolidated joint ventures	(21)	—	—		(21)

Net income	$73,935	$(287)	$(7,707)		$65,941
Less: Preferred stock dividends	(5,455)	—	—		(5,455)
Less: Net (income) loss attributable to noncontrolling interest	(5,939)	—	690	(G)	(5,249)
Net income (loss) attributable to common stockholders	$62,541	$(287)	$(7,017)		$55,237

Net income (loss) attributable to common stockholders per share – basic and diluted	$4.73				$4.17	(H)

Weighted average common shares outstanding – basic and diluted	13,235				13,235

CHIRON REAL ESTATE INC.
Unaudited Pro Forma Condensed Combined Statement of Operations
For the year ended December 31, 2025
(unaudited and in thousands, except per share amounts)

	Chiron Real Estate Inc. (A)	The Landing (B)	Transaction Accounting Adjustments		Chiron Real Estate Inc. Pro Forma
Revenue
Rental revenue	$147,682	$—	$—		$147,682
Resident fees and services	—	18,071	—		18,071
Other income	526	—	—		526
Total revenue	148,208	18,071	—		166,279

Expenses
General and administrative	19,998	483	—		20,481
Operating expenses	32,620	12,801	75	(C)	45,496
Depreciation expense	44,025	3,367	4,466	(D)	51,858
Amortization expense	15,017	―	—		15,017
Interest expense	31,754	3,964	8,501	(E)	44,219
Total expenses	143,414	20,615	13,042		177,071

Income before other income (expense)	4,794	(2,544)	(13,042)		(10,792)
Income tax expense	—	—	(240)	(F)	(240)
Gain on sale of investment properties	1,487	—	—		1,487
Impairment of real estate properties	(13,014)	—	—		(13,014)
Equity loss from unconsolidated joint ventures	(150)	—	—		(150)

Net (loss) income	$(6,883)	$(2,544)	$(13,282)		$(22,709)
Less: Preferred stock dividends	(6,280)	—	—		(6,280)
Less: Net loss (income) attributable to noncontrolling interest	1,047	—	1,236	(G)	2,283
Net (loss) income attributable to common stockholders	$(12,116)	$(2,544)	$(12,046)		$(26,706)

Net (loss) income attributable to common stockholders per share – basic and diluted	$(0.91)				$(2.00)	(H)

Weighted average common shares outstanding – basic and diluted	13,379				13,379

CHIRON REAL ESTATE INC.
Notes to the Unaudited Pro Forma Condensed Combined Statement of Operations
(Unaudited, dollars in thousands, except per share amounts or as otherwise indicated)

(A) Chiron’s historical consolidated statement of operations for the applicable period presented.

(B) For the six months ended June 30, 2026, represents the historical results of operations of The Landing for the pre-acquisition period from January 1, 2026 through May 31, 2026, as derived from unaudited financial information of The Landing. Chiron's historical consolidated statement of operations for the six months ended June 30, 2026 includes The Landing's results of operations from June 1, 2026 (the acquisition date of The Landing) through June 30, 2026. For the year ended December 31, 2025, represents the historical results of operations of The Landing for the full year, as derived from the audited annual financial statements of The Landing incorporated herein by reference from the Form 8-K/A filed with the SEC on August 17, 2026. Pursuant to waivers granted by the SEC under Rule 3-13 of Regulation S-X, The Riviera's and The Pinnacle's results of operations are excluded from the unaudited pro forma condensed combined statement of operations.

(C) Represents The Landing’s allocable portion of contractual changes to operating expenses associated with The Landing acquisition. The adjustments include The Landing’s allocable portion of (i) the estimated impact of conforming the historical management fees incurred under the prior Greystone management agreement to the fee provisions under the revised Greystone management agreement applicable following Chiron’s acquisition of The Landing, and (ii) the fees payable under the post-closing consulting agreement with Silverstone. The adjustments were calculated as if the revised Greystone management fee arrangement and the Silverstone consulting agreement had been in effect as of January 1, 2025. Management and consulting fees are as follows (in thousands):

		Management and Consulting Fees
Property	Period	Old Fees	New Fees	Adjustment
The Landing	Five months ended May 31, 2026[1]	$436	$467	$31
The Landing	Year ended December 31, 2025	$919	$994	$75

(D) Represents additional depreciation and amortization expense directly attributable to The Landing’s fair value adjustment of the assets acquired.

(E) Represents the net effect on interest expense of eliminating historical interest expense related to The Landing’s property-level financing not assumed by the Company and recognizing incremental interest expense on the assumed additional borrowings under the Company’s unsecured revolving credit facility used to fund the acquisition. The table below shows a reconciliation of the net interest expenses:

Description	Six months ended June 30, 2026	Year ended December 31, 2025
Elimination of historical interest expense related to debt of The Landing not assumed by the Company	$(1,399)	$(3,964)
Interest expense on new acquisition financing	6,458	12,465
Net pro forma adjustment to interest expense	$5,059	$8,501

Interest expense on the acquisition financing was calculated using an annual interest rate of 5.18%, which represents the current interest rate under the Company's credit facility as of October 28, 2026. The financing terms used in the pro forma financial information are supported by an agreement.

Assuming the acquisition financing remained outstanding for the entire period presented, a 0.125% (1/8%) increase or decrease in the interest rate would result in a corresponding increase or decrease in annual interest expense of
1 As The Landing was acquired on June 1, 2026, the management fee adjustment included in the pro forma condensed combined statement of operations for the six months ended June 30, 2026 reflects only the pre-acquisition period from January 1, 2026 through May 31, 2026. The period from June 1, 2026 (the acquisition date of The Landing) through June 30, 2026 is reflected in Chiron's historical consolidated results.

approximately $156 and $312 for the six months ended June 30, 2026 and the year ended December 31, 2025, respectively.

(F) Represents the pro forma income tax expense attributable to the operation of The Landing through a taxable REIT subsidiary of the Company. The Landing is operated as a senior housing operating property, and a taxable REIT subsidiary of the Company is treated as the lessee/operator of the property for U.S. federal income tax purposes. Accordingly, the taxable REIT subsidiary is subject to federal and state income taxes on taxable income generated from the operation of The Landing. The pro forma adjustment reflects the estimated income tax expense that would have been recognized by the taxable REIT subsidiary for the applicable period presented after giving effect to the acquisition as if it had occurred on January 1, 2025.

(G) Represents the pro forma portion of net loss attributable to noncontrolling interests.

(H) Pro forma basic and diluted earnings per share were computed using the historical weighted-average common shares outstanding of Chiron Real Estate Inc. because no equity securities were issued in connection with The Landing, The Riviera or The Pinnacle acquisitions. Accordingly, the pro forma adjustments affect only the numerator used in the earnings-per-share calculation.